UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2014

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

On September 18, 2014, LMI Aerospace, Inc. (the “Company”), the lenders party thereto (the “Lenders”) and Royal Bank of Canada, as Administrative Agent (the “Administrative Agent”), entered into a first amendment (“Amendment No. 1”) to that certain credit agreement, dated June 19, 2014, by and among the Company, the guarantors party thereto, the lenders party thereto, Royal Bank of Canada, as Administrative Agent and Co-Collateral Agent, and Wells Fargo Bank, National Association, as Syndication Agent and Co-Collateral Agent (the “Credit Agreement”). Amendment No. 1 amends the Credit Agreement to, among other things, permit the Company to prepay, redeem, purchase, defease or cancel the Company’s 7.375% second-priority senior secured notes due 2019 (the “Notes”) without obtaining the prior consent of the Lenders if certain conditions are satisfied in accordance with Section 6.06(c) of the Credit Agreement as amended by Amendment No. 1.

A copy of Amendment No. 1 is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Reference is made to Amendment No. 1for a more complete understanding of its terms. The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1. Reference is made to Item 1.01 and Exhibit 10.1 of the Current Report on Form 8-K filed by the Company on June 20, 2014 for a more complete understanding of the Credit Agreement.

Royal Bank of Canada is a lender and administrative agent under the Credit Agreement. Certain of its affiliates have in the past provided investment banking services to the Company and received customary fees and expenses for those services.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 18, 2014

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Clifford C. Stebe, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amendment No. 1, dated as of September 18, 2014, to the Credit Agreement dated as of June 19, 2014, by and among the Company, the Guarantors named therein, the lenders party thereto, Royal Bank of Canada, as Administrative Agent and Co-Collateral Agent, and Wells Fargo Bank, National Association, as Syndication Agent and Co-Collateral Agent.